FOR IMMEDIATE RELEASE

AMAG Pharmaceuticals Announces Preliminary 2017 Financial Results
and Provides 2018 Guidance

WALTHAM, Mass., January 8, 2018 – AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today provided a business update, including preliminary unaudited fourth quarter and full year 2017 financial results and 2018 financial guidance. The company will present further details at the 36th Annual J.P. Morgan Healthcare Conference in San Francisco on Tuesday, January 9, 2018 at 10:00 a.m. PT (1:00 p.m. ET). A live audio webcast of the presentation and following breakout session will be accessible through the Investors section of AMAG’s website at www.amagpharma.com.

William Heiden, AMAG’s president and chief executive officer, said, “Over the last few years we have transformed AMAG from a one product company into a company with five marketed products and two additional products in development. Today we are reporting double-digit revenue growth in 2017 of more than $600 million, along with strong bottom-line cash generation. Throughout the year, we also achieved many important goals that will be key to our long-term success, including the establishment of our new 200-person women’s health commercial team, the launch of Intrarosa® (prasterone), a novel women’s health product, and the filing of supplemental new drug applications to extend our Makena and Feraheme brands.”

“Our flexible operating plan supports the 2018 top-line revenue and adjusted EBITDA guidance ranges provided today, which incorporate the opportunities and key risks across our product portfolio. 2018 promises to be an exciting year for AMAG with many key value drivers ahead of us, including potential FDA approvals of the Makena subcutaneous auto-injector and the Feraheme broad label, as well as building on the successful launch of Intrarosa, with approximately 20,000 total prescriptions already written by more than 4,200 healthcare providers since our July 2017 launch,” Mr. Heiden concluded.

Preliminary Fourth Quarter and Full Year 2017 Financial Results (unaudited)
Fourth Quarter 2017
AMAG expects total GAAP revenue for the fourth quarter of 2017 to be between $155 million and $162 million, representing approximately 5% growth over the same period in 2016. This includes Makena® (hydroxyprogesterone caproate injection) net product sales of between $97 million and $102 million, Feraheme® (ferumoxytol) injection and MuGard® net product sales of between $26 million and $28 million, Intrarosa (launched in July 2017) net product sales of approximately $2 million, and Cord Blood Registry® (CBR) service revenue of approximately $30 million.

AMAG expects total fourth quarter 2017 total non-GAAP revenue to be between $156 million and $163 million, which reflects a $1.4 million purchase accounting adjustment related to CBR deferred revenue.

For the fourth quarter of 2017, AMAG expects an operating loss of between $6 million and $16 million and adjusted EBITDA of between $58 million and $68 million.1

Full Year 2017
AMAG expects 2017 total GAAP revenue to be between $607 million and $614 million, representing 15% growth over 2016. This includes Makena net product sales of between $385 million and $390 million, Feraheme and MuGard net product sales of between $106 million and $108 million, Intrarosa net product sales of approximately $2 million, and CBR service revenue of approximately $114 million.

AMAG expects 2017 total non-GAAP revenue to be between $613 million and $620 million, which reflects a $5.5 million purchase accounting adjustment related to CBR deferred revenue.

For the full year of 2017, AMAG expects an operating loss of between $292 million and $302 million (due primarily to a third quarter non-cash accounting charge) and adjusted EBITDA of between $220 million and $230 million, the higher end of the guidance range.

In 2017, AMAG reduced total debt by approximately 20%, extended average debt maturities, and repurchased and retired approximately 1.4 million shares in the fourth quarter at an average price of $14.27 per share.

The company ended 2017 with approximately $329 million in cash and investments and total debt (principal amount outstanding) of approximately $815 million. In late February 2018, the company expects to report final financial results for the fourth quarter and audited results for full year of 2017.

2018 Financial Guidance
The company is providing the following financial guidance for 2018. This guidance encompasses management’s current assumptions about the potential impact of multiple opportunities and risks across AMAG’s product portfolio, including various potential outcomes of the pending FDA submissions for the Makena subcutaneous auto-injector and the Feraheme label expansion, as well as the entrance of generics to compete with the Makena intramuscular formulation in 2018.

$ in millions	2018 GAAP Guidance	2018 Non-GAAP Guidance
Total revenue	$500 - $560	$500 - $560
Operating loss	($147) – ($117)	N/A
Adjusted EBITDA	N/A	$100 - $130

2018 Key Dates and Priorities

•
February 2, 2018: PDUFA date for the expansion of the Feraheme label beyond the current chronic kidney disease (CKD) indication to include all eligible adult patients with iron deficiency anemia (IDA); prepare for first quarter 2018 potential approval and subsequent launch;

•
February 3, 2018: loss of Makena orphan drug exclusivity – While the company is currently ready with a partner to launch its own authorized generic to the intramuscular formulation (IM) as early as February, the company believes that a generic competitor may not enter the market until later in 2018;

•	February 14, 2018: PDUFA date for Makena subcutaneous auto-injector; prepare for first quarter 2018 potential approval and subsequent launch;

•	First quarter 2018: submit bremelanotide new drug application to FDA;

•	Continue to broaden awareness and drive prescriptions of Intrarosa

‒	Increase formulary coverage (65% unrestricted commercial lives covered anticipated by month end);

‒	Increase the number of healthcare professional prescribers (from ~4,200 achieved in 2017);

‒	Increase the number of total prescriptions written (from ~20,000 in 2017);

‒	Increase market share (from year-end weekly NRx share of 2.6%);

‒	Launch digital-to-direct consumer campaign in first half of 2018;

•	Expand CBR first time enrollments; and

•	Further diversify product portfolio through disciplined business development.

“In 2017, we delivered strong top-line and adjusted EBITDA results while investing aggressively in the products that will drive our future growth. We also improved our liability profile so that our balance sheet is better aligned with our evolving business strategy. Finally, we have managed and will continue to manage our expenses carefully to maintain operational flexibility,” said Ted Myles, AMAG’s chief financial officer. “We are guiding to continued positive adjusted EBITDA generation in 2018, and with $329 million of cash on hand as of December 31, 2017, we are in a strong position to continue to invest in our current products, while remaining active in the search for additional asset acquisitions or licensing transactions that provide durable, long-term growth.”

Webcast Information
A live audio webcast of the company’s presentation and the following breakout session, along with the accompanying slide presentation at the 36th Annual J.P. Morgan Healthcare Conference, will be accessible through the Investors section of the company’s website at www.amagpharma.com on January 9, 2018 at 10:00 a.m. P.T. (1:00 p.m. E.T.). Following the conference, the webcast will be archived on the company’s website until February 9, 2018.

Use of Non-GAAP Financial Measures
AMAG has presented certain non-GAAP financial measures, including non-GAAP revenue and non-GAAP adjusted EBITDA (earnings before income taxes, depreciation and amortization). These non-GAAP financial measures exclude certain amounts, revenue, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (GAAP). Management believes this non-GAAP information is useful for investors, taken in conjunction with AMAG’s GAAP financial statements, because it provides greater transparency regarding AMAG’s operating performance. Management uses these measures, among other factors, to assess and analyze operational results and trends and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of AMAG’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between these non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables at the conclusion of this press release.

About AMAG
AMAG is a biopharmaceutical company focused on developing and delivering important therapeutics, conducting clinical research in areas of unmet need and creating education and support programs for the patients and families we serve. Our currently marketed products support the health of patients in the areas of maternal and women's health, anemia management and cancer supportive care. Through CBR®, we also help families to preserve newborn stem cells, which are used today in transplant medicine for certain cancers and blood, immune and metabolic disorders, and have the potential to play a valuable role in the ongoing development of regenerative medicine. For additional company information, please visit www.amagpharma.com.

About Intrarosa® (prasterone)
Intrarosa is a steroid indicated for the treatment of moderate to severe dyspareunia, a symptom of vulvar and vaginal atrophy, due to menopause. Intrarosa contains prasterone, a synthetic form of dehydroepiandrosterone (DHEA), which is an inactive endogenous steroid. Intrarosa is administered locally in the vagina, and is converted by enzymes in the body into androgens and estrogens. The mechanism of action is not fully established. In clinical studies, Intrarosa demonstrated efficacy through improvement in percentage of superficial cells and parabasal cells, pH and pain with intercourse.

Intrarosa is contraindicated in women with undiagnosed abnormal genital bleeding. Estrogen is a metabolite of prasterone. Use of exogenous estrogen is contraindicated in women with a known or suspected history of breast cancer. Intrarosa has not been studied in women with a history of breast cancer.

In four 12-week randomized, placebo-controlled clinical trials, the most common adverse reaction with an incidence ≥2 percent was vaginal discharge. In one 52-week open-label clinical trial, the most common adverse reactions with an incidence ≥2 percent were vaginal discharge and abnormal pap smear. There were 11 cases of abnormal pap smears.

Please see full Prescribing Information available at www.intrarosa.com.

About Makena® (hydroxyprogesterone caproate injection)
Makena is a progestin indicated to reduce the risk of preterm birth in women pregnant with a single baby who have a history of singleton spontaneous preterm birth.

The effectiveness of Makena is based on improvement in the proportion of women who delivered <37 weeks of gestation. There are no controlled trials demonstrating a direct clinical benefit, such as improvement in neonatal mortality and morbidity.

Limitation of use: While there are many risk factors for preterm birth, safety and efficacy of Makena has been demonstrated only in women with a prior spontaneous singleton preterm birth. It is not intended for use in women with multiple gestations or other risk factors for preterm birth.

Makena should not be used in women with any of the following conditions: blood clots or other blood clotting problems, breast cancer or other hormone-sensitive cancers, or history of these conditions; unusual vaginal bleeding not related to the current pregnancy, yellowing of the skin due to liver problems during pregnancy, liver problems, including liver tumors, or uncontrolled high blood pressure. Before patients receive Makena, they should tell their healthcare provider if they have an allergy to hydroxyprogesterone caproate, castor oil, or any of the other ingredients in Makena; diabetes or prediabetes, epilepsy, migraine headaches, asthma, heart problems, kidney problems, depression, or high blood pressure.

In one clinical study, certain complications or events associated with pregnancy occurred more often in women who received Makena. These included miscarriage (pregnancy loss before 20 weeks of pregnancy), stillbirth (fetal death occurring during or after the 20th week of pregnancy), hospital admission for preterm labor, preeclampsia (high blood pressure and too much protein in the urine), gestational hypertension (high blood pressure caused by pregnancy), gestational diabetes, and oligohydramnios (low amniotic fluid levels).

Makena may cause serious side effects including blood clots, allergic reactions, depression, and yellowing of the skin and the whites of the eyes. The most common side effects of Makena include injection site reactions (pain, swelling, itching, bruising, or a hard bump), hives, itching, nausea, and diarrhea.

For additional product information, including full prescribing information, please visit www.makena.com.

About Feraheme® (ferumoxytol)
Feraheme received marketing approval from the FDA on June 30, 2009 for the treatment of IDA in adult CKD patients and was commercially launched by AMAG in the U.S. shortly thereafter. Ferumoxytol is protected in the U.S. by seven issued patents covering the composition and dosage form of the product. Six of the issued patents are listed in the FDA’s Orange Book, the last of which expires in June 2023.

Fatal and serious hypersensitivity reactions including anaphylaxis have occurred in patients receiving Feraheme. Initial symptoms may include hypotension, syncope, unresponsiveness, cardiac/cardiorespiratory arrest. Feraheme is contraindicated in patients with a known hypersensitivity to Feraheme or any of its components, or a history of allergic reaction to any intravenous iron product.

For additional product information, please see full Prescribing Information, including Boxed Warning, available at www.feraheme.com.

About Cord Blood Registry® (CBR)
CBR is the world’s largest private newborn stem cell company. Founded in 1992, CBR is entrusted by parents with storing approximately 700,000 umbilical cord blood and cord tissue units. CBR is dedicated to advancing the clinical application of newborn stem cells by partnering with reputable research institutions on FDA-regulated clinical trials for conditions that have no cure today. For more information, visit www.cordblood.com.

About Bremelanotide
Bremelanotide, an investigational product, is thought to possess a novel mechanism of action, activating endogenous melanocortin pathways involved in sexual desire and response.

The two Phase 3 studies for hypoactive sexual desire disorder (HSDD) in pre-menopausal women consisted of double-blind placebo-controlled, randomized parallel group studies comparing a subcutaneous dose of 1.75 mg of bremelanotide delivered via an auto-injector pen to placebo. Each trial consisted of more than 600 patients randomized in a 1:1 ratio to either the treatment arm or placebo with a 24 week evaluation period. In both clinical trials, bremelanotide met the pre-specified co-primary efficacy endpoints of improvement in desire and decrease in distress associated with low sexual desire as measured using validated patient-reported outcome instruments.

Women in the trials had the option, after completion of the trial, to continue in an open-label safety extension study for an additional 12 months. Nearly 80% of patients elected to remain in the open-label portion of the study, and all of these patients received bremelanotide.

In both Phase 2 and Phase 3 clinical trials, the most frequent adverse events were nausea, flushing, and headache, which were generally mild-to-moderate in severity.

Bremelanotide has no known alcohol interactions.

Forward-Looking Statements
This press release contains forward-looking information about AMAG Pharmaceuticals, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, statements regarding expected 2017 preliminary fourth quarter and full year financial results, including revenues, operating loss, adjusted EBITDA, year-end cash, cash equivalents and investments balances and total debt; AMAG’s belief that the achievement of 2017 goals will be key to its long-term success; expectations that 2018 will be an exciting year for AMAG; plans to report final, audited financial results in late February 2018; AMAG’s 2018 financial guidance, including total revenue, operating loss and adjusted EBITDA; 2018 key dates and priorities, including PDUFA dates and expected launch timing for the Makena subcutaneous auto-injector and the expanded Feraheme label, beliefs that an authorized generic to the Makena intramuscular product may not enter the market until later in 2018, expectations regarding the submission of a new drug application for bremelanotide in the first quarter of 2018, methods to be utilized to broaden awareness and drive usage of Intrarosa as well as AMAG’s expectation that 65% of unrestricted commercial lives will be covered by month end, and expectations to expand CBR’s first time enrollments and further diversify AMAG’s product portfolio; AMAG’s belief that it will continue to manage its expenses to maintain operational flexibility and that its projected EBITDA generation along with its cash on hand puts it in a strong position to invest in its current products while searching for additional assets; AMAG’s ability to invest aggressively in current products, while continuing to pursue additional asset acquisitions or licensing transactions that provide durable, long-term growth; and beliefs that newborn stem cells have the potential to play a valuable role in the development of regenerative medicine are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. In addition, AMAG has presented 2018 guidance in this press release, which guidance is based upon management’s current assumptions and beliefs about various opportunities and risks, including key milestones whose outcomes may be determined during the first quarter and first half of 2018. AMAG makes no assurances that such guidance numbers will be indicative of actual results or that any or all of the 2018 guidance assumptions will be realized on the anticipated timelines, or at all, or that the impact on revenues, operating income and adjusted EBITDA will be as projected, and the company does not undertake any obligation to update such guidance to reflect actual outcomes or revised expectations.

Such risks and uncertainties include, among others, the possibility that the company’s expectations as to key 2018 priorities, goals and expectations will not be realized, including the results of the pending FDA submissions for the Makena subcutaneous auto-injector and the Feraheme label expansion, as well as the timing for entrance of generics to the Makena intramuscular formulation, and those other risks identified in AMAG’s filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent filings with the SEC. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals® and Feraheme® are registered trademark of AMAG Pharmaceuticals, Inc. MuGard® is a registered trademark of Abeona Therapeutics, Inc. Makena® is a registered trademark of AMAG Pharma USA, Inc. Cord Blood Registry® and CBR® are registered trademarks of Cbr Systems, Inc. Intrarosa® is a registered trademark of Endoceutics, Inc.

-- Tables Follow --

AMAG Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP Preliminary Financial Results
(unaudited, amounts in millions)

	Q4-2017 Preliminary	Q4-2016 Actual	FY 2017 Preliminary	FY 2016 Actual
GAAP operating income (loss)	($16) – ($6)	$14.6	($302) – ($292)	$78.9
Purchase accounting adjustments related to CBR deferred revenue	1	1.4	6	17.0
Depreciation and intangible asset amortization	68	29.1	152	94.2
Non-cash inventory step-up adjustments	1	1.0	2	5.7
Stock-based compensation	5	5.7	23	22.5
Adjustments to contingent consideration	(1)	20.6	(48)	25.7
Impairment charges of intangible assets	--	3.7	319	19.7
Transaction/acquisition-related costs	--	1.3	2	1.3
Acquired IPR&D	--	--	66	--
Restructuring costs	--	--	--	0.7
Adjusted EBITDA	$58 - $68	$77.4	$220 - $230	$265.7

AMAG Pharmaceuticals, Inc.
Reconciliation of 2018 Financial Guidance of Non-GAAP Adjusted EBITDA
(unaudited, amounts in millions)

2018 Financial Guidance
GAAP operating loss	$ (147) – (117)
Depreciation and intangible asset amortization	200
Stock-based compensation	23
Non-cash inventory step-up adjustments and contingent consideration	4
Acquired IPR&D	20
Non-GAAP adjusted EBITDA	100 - 130

CONTACTS:
Investors:
Linda Lennox
908-627-3424

Media:
Katie Payne
617-498-3303